Exhibit 3
BY-LAWS
OF
PSYCHIATRIC SOLUTIONS, INC.
(As Amended and Restated November 1, 2007)
* * * * *
ARTICLE I
OFFICES
     SECTION 1. REGISTERED OFFICE. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.
     SECTION 2. OTHER OFFICES. The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II
CAPITAL STOCK
     SECTION 1. CERTIFICATES REPRESENTING SHARES. The Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a stock certificate of the capital stock of the Corporation. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates for shares of the Corporation shall be signed by the Chairman of the Board, the President or by a Vice President and the Secretary or an Assistant Secretary, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.
     SECTION 2. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate or certificates and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

     SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
ARTICLE III
THE STOCKHOLDERS
     SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation may be held at such place, either within or outside the State of Delaware, as may be designated by the Board of Directors in the respective notices, or waivers of notice, thereof, or proxies to represent stockholders thereat.
     SECTION 2. STOCKHOLDERS’ MEETINGS.
          2.1 ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year on such day as shall be fixed by the Board of Directors from time to time. If the annual meeting shall not be called and held during a calendar year, any stockholder may call such meeting at any time thereafter.
          2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or President. The Secretary or any Assistant Secretary shall call a special meeting of the stockholders at the written request of a majority of the directors. Such request shall state the purpose or purposes of the special meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of special meeting.
          2.3 ADVANCE NOTICE PROVISION FOR PROPOSING BUSINESS AT THE ANNUAL MEETING.
               (a) No business may be transacted by the stockholders other than at a duly called meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting; (ii) by or at the direction of the Board of Directors; or (iii) at the annual meeting by any stockholder of the Corporation who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 2.3, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.3.
               (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.3, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. To be in proper written form, such stockholder’s notice shall set forth: (a) as to each matter that the stockholder proposes to bring before the meeting (i) a brief description of such business and (ii) the reasons for conducting such business at the meeting; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder and of such beneficial owner; (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and any other person (including their names) in connection with the proposal of such business by such stockholder and any material interest in such business of such stockholder and such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such matters, or may otherwise be required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.
               (c) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. The chairperson of the meeting shall determine whether any business proposed to be transacted by the stockholders has not been properly brought before the meeting and, if he or she should so determine, the chairperson shall declare that such proposed business was not properly brought before the meeting and such business shall not be presented for stockholder action at the meeting.
     SECTION 3. NOTICE OF MEETINGS; WAIVER. Written or printed notice, stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), nor more than sixty (60), days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting, and to each holder of other securities having voting power. If mailed, such notice shall be deemed to be delivered when deposited in the Unites States mail, postage prepaid, directed to the stockholder or such other security holder at this address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and neither the business to be transacted at, nor the purpose of, such meeting need be specified in such waiver. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
     SECTION 4. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders, such date shall not be more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed: (a) the record date for the determination of stockholders entitled to notice of or to vote at meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 5. VOTING LIST. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and shall be subject to the inspection of any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
     SECTION 6. QUORUM. The holders of a majority of the shares outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough of the stockholders to leave less than quorum. If a meeting cannot be organized because a quorum has not attended, the majority of those present or represented by proxy, and entitled to vote at the meeting, may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one (1) class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.
     SECTION 7. VOTING AT MEETINGS.
          7.1 VOTING STOCK. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall have one (1) vote for each share of stock entitled to vote and held of record by such stockholder and a proportionate vote for each fractional share so held. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon present and voted and shall be filed with the Secretary of the Corporation.
          7.2 PROXIES. A stockholder, or the holder of any other security having voting power, may vote either in person or by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. No unrevoked proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.
          7.3 VOTING OF SHARES OWNED BY OTHER CORPORATIONS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such other corporation may prescribe, or in the absence of such provision, as the board of directors of such other corporation may determine; or, in the absence of such provision or determination, as the President or Vice President and Secretary or Assistant Secretary of such other corporation may be proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.
          7.4 VOTING OF SHARES OWNED BY FIDUCIARIES. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. It shall not be necessary for such fiduciary to obtain a court order authorizing him to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.
          7.5 VOTING OF SECURITIES OWNED BY TWO OR MORE PERSONS. If shares or other securities having voting power stand of record in the names of two or more persons, the right to vote such securities and the effect or such vote shall be determined as provide in Section 217 of the Delaware General Corporation Law.
          7.6 VOTING OF SHARES OWNED BY RECEIVERS. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
          7.7 VOTING OF PLEDGED SHARES. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledger on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.
          7.8. CONDUCT OF BUSINESS. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
     SECTION 8. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors, by resolution, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be, among other things, officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
ARTICLE IV
THE BOARD OF DIRECTORS
     SECTION 1. POWERS. Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these By-laws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.
     SECTION 2. NUMBER; ELECTION; TERM OF OFFICE. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the directors then in office. The directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and other class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after 1996, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Election of directors shall be by written ballot if any stockholder so requests.
     SECTION 3. DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election by the stockholders as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 3, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation (a) in the case of the annual meeting not less than 90 days nor more than 120 days prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting is first made, whichever first occurs. To be in proper written form, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and of such beneficial owner; (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and such beneficial owner; (iii) a description of any arrangements or understandings between such stockholder and each proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The chairperson of the meeting shall determine whether a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     SECTION 4. NEWLY CREATED DIRECTORSHIPS; VACANCIES. Except as otherwise fixed by or pursuant to provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or outside the State of Delaware. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other remote communication by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     SECTION 6. MEETINGS OF DIRECTORS.

          6.1 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
          6.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President on at least forty-eight (48) hours notice to each director, either personally, by telephone, by mail, or by electronic transmission, including facsimile; in like manner and on like notice the Chairman of the Board, Chief Executive Officer or the President must call a special meeting on the written request of any member of the Board of Directors. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting. Notice of such special meeting shall include the place, day and hour of such special meeting.
          6.3 ADJOURNMENT. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.
     SECTION 7. QUORUM; BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. A majority of the number of directors fixed in accordance with these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided that, if all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be valid corporate action as though it had been authorized at a duly convened meeting of the Board of Directors.
     SECTION 8. REMOVAL. Unless otherwise restricted by applicable law, by the Certificate of Incorporation or by these By-Laws, any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
     SECTION 9. INTEREST OF DIRECTORS AND OFFICERS IN CONTRACTS.
          9.1 No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is ‘present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
               (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

               (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
               (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.
          9.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     SECTION 10. COMPENSATION OF DIRECTORS. The members of the Board of Directors may pursuant to a resolution of the Board be paid a fee and expenses of attendance for attendance at all annual, regular, special and adjourned meetings of the Board or committee meetings. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form.
ARTICLE V
COMMITTEES
     SECTION 1. COMMITTEES. The Board of Directors may, by resolution passed by the majority of the whole board, designate one (1) or more committees, each committee to consist of one or more directors of the Corporation, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine unless otherwise limited by these By-Laws or by law. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No member of a committee shall continue to be a member thereof after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof, and to change the functions or terminate the existence thereof. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     SECTION 2. COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. The vote of a majority of committee members present at a meeting at which a quorum is present shall be the act of a committee.
ARTICLE VI
OFFICERS
     SECTION 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President and/or Chief Executive Officer, one (1) or more Vice Presidents, if elected, a Chief Operating Officer and Chief Accounting Officer, also if elected, a Secretary, a Treasurer, also if elected, and such other subordinate officers and assistant officers and agents as may deemed necessary or desirable by the Board of Directors, in such manner and for such terms as the Board of Directors may prescribe. Any two (2) or more principal offices may be held by the same person, except the offices of President and Secretary. In its discretion, the Board of Directors may choose not to fill an office for any period that it may deem advisable.
     SECTION 2. GENERAL DUTIES. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.
     SECTION 3. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified; or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4. New offices may be created and filled at any meeting of the Board of Directors.
     SECTION 4. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one is elected, the President or Secretary. Such resignation shall take effect on receipt unless the time of effectiveness is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 6. VACANCIES. Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.
     SECTION 7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall be chosen from among the directors, shall preside at all meetings of the stockholders and the Board of Directors, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.
     SECTION 8. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-Laws.
     SECTION 9. THE PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these By-Laws may, from time to time, prescribe.
     SECTION 10. THE VICE PRESIDENT. The Vice President or Vice Presidents, if elected, shall have such power and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate. At the request of the President, a Vice President may, in the case or the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act, a Vice President shall act temporarily in his place until such time as the Board of Directors shall elect a new President.
     SECTION 11. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these By-Laws and, as required by law, shall be custodian of the records and of the seal of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the Corporation’s principal executive officer.
     SECTION 12. OTHER OFFICERS; ASSISTANT OFFICERS AND AGENTS. Officers, assistant officer and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors.
     SECTION 13. COMPENSATION. The salaries or other compensation of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES
     SECTION 1. INDEMNIFICATION IN SUITS AND PROCEEDINGS WITH OTHERS. The Corporation shall indemnify to the fullest extent by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement-actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
     SECTION 2. INDEMNIFICATION IN DERIVATIVE SUITS. The Corporation shall indemnify to the fullest extent by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 3. REASONABLE DEFENSE EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.
     SECTION 4. STANDARD OF CONDUCT AND DETERMINATION. Any indemnification under Section 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.
     Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     SECTION 5. ADVANCE OF DEFENSE EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.
     SECTION 6. NONEXCLUSIVITY OF INDEMNIFICATION. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     SECTION 7. INSURANCE AUTHORIZATION. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.
     SECTION 8. DEFINITION OF “CORPORATION” IN MERGERS. For purposes of this Section, references to “the Corporation” shall include, in the case of a merger or consolidation, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or supervising corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     SECTION 9. OTHER DEFINITIONS. For references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” purposes of this Section, reference to “other enterprises” shall include employee benefit plans; shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.
ARTICLE VIII
CORPORATE RECORDS; INSPECTION
     SECTION 1. MAINTENANCE OF RECORDS. The Corporation shall, either at its principal executive offices or at such place or places designated by the Board of Directors, keep an original or duplicate record of the proceedings of the stockholders and of the Board of Directors, the original or a copy of its By-Laws, certified by the Secretary of the Corporation, the Corporation’s stock ledger, and a list of its stockholders, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.
     SECTION 2. INSPECTION BY STOCKHOLDERS. To the extent required by law, every stockholder of record shall have a right to examine, upon written demand under oath stating the purpose thereof, in person or by agent or attorney, during usual business hours, for any proper purpose, the stock ledger, the list of stockholders, the Corporation’s books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.
ARTICLE IX
GENERAL MATTERS
     SECTION 1. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the periphery of the seal shall appear the words “Psychiatric Solutions, Inc.” In the center of the seal shall appear the word “Delaware” and the year of incorporation of the Corporation. The seal shall be kept in the Office of the Secretary of the Corporation.
     SECTION 2. FISCAL YEAR. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.
     SECTION 3. DEPOSIT OF FUNDS. The moneys of the Corporation shall be deposited in the name of the Corporation in such depositories as the Board of Directors shall designate or otherwise authorize, and shall be drawn out only in such manner as the Board of Directors shall prescribe.
     SECTION 4. EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, the President or Vice President and attested by the Secretary or Assistant Secretary.
     SECTION 5. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.
     SECTION 6. VOTING OF SHARES OWNED BY CORPORATION. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders’ meeting of such other corporation by the Chief Executive Officer, if he be present, or in his absence, the President of the Corporation, if he be present, or in his absence by a Vice President of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or, in his absence; the President, or, in his absence, a Vice President, it is desirable for the Corporation to execute a proxy or give a stockholder’s consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.
     SECTION 7. LOANS. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
     SECTION 8. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
AMENDMENTS
     The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws by the Board of Directors; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the By-Laws.